U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 13, 2013 (March 7, 2013)

Ace Marketing & Promotions, Inc.

(Exact name of registrant as specified in its charter)

New York

(State or jurisdiction of incorporation or organization)

000-51160

(Commission File Number)

11-3427886

(I.R.S. Employer Identification Number)

600 Old Country Road, Suite 541, Garden City, NY 11530

(Address of principal executive offices    (Zip Code)

Registrant's telephone number:  (516) 256-7766

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure

On March 7, 2013, the Company issued a press release, a copy of which is appended hereto.

Item 8.01  Other Events

The Company, through its wholly-owned subsidiary, Mobiquity Networks, operates the largest mall-based proximity marketing network in the United States covering 75 malls and a potential audience of approximately 95 million consumers. The Company has been licensing the U.S. rights to its proximity marketing units from FuturLink, SA, a pioneer in the field of location-based mobile marketing and purchasing its inventory directly from FuturLink.  These proximity marketing units were developed by FuturLink with innovative platforms utilizing Bluetooth, Wi-Fi, QR (Quick Response codes) and NFC (Near Field Communications) to create, manage and deploy mobile marketing campaigns. On March 7, 2013, the Company acquired the assets of FuturLink in exchange for an undisclosed amount of cash, which cash was paid from the Company’s current working capital. These assets include, without limitation, the FuturLink technology (patents and source codes), trademark(s) and access point (proximity marketing) component parts.

As the technology owner, the Company realized immediate cost savings and will leverage the hardware and software included in its purchase to expand its mall-based footprint in the United States. The acquisition of FuturLink’s technology and corresponding patents provides the Company with vertical integration and provides it with flexibility and autonomy. By owning the technology, the Company has the ability to do the following:

•	Increase download speed for both Bluetooth and Wi–Fi,
•	Add customer dashboard for real-time reporting of campaign statistics,
•	Implementation of a rewards program to increase download loyalty,
•	Ability to deliver apps directly via Bluetooth and Wi-Fi
•	Reduce cost of proximity marketing units by approximately 60-70% and
•	Eliminate the payment of licensing fees to FuturLink of approximately $175,000 per annum.

It is the Company’s intention to continue its established relationship with Blue Bite, to maintain the proximity marketing network and to enhance the FuturLink platform capabilities through the integration of additional mobile solutions.

This transaction did not result in the acquisition of a significant subsidiary as defined under Article 1(w) of Regulation S-X.

Item 9.01.      Financial Statements and Exhibits.

Exhibit	Description

99.1	Press release dated March 7, 2013. (Filed herewith.)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACE MARKETING & PROMOTIONS, INC.

Dated: March 13, 2013	By:	/s/ Dean L. Julia
Dean L. Julia, Co-Chief Executive Officer